UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS

On April 14, 2005, the Registrant issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, to announce (i) that its operating company, International Truck and Engine Corporation, in partnership with SanYang Industry Company LTD of Taiwan won a five-year contract worth approximately $400 million for the delivery of up to 5,000 trucks to the Taiwan Ministry of National Defense, and (ii) its earnings forecast for the second quarter of fiscal year 2005.

In addition, the Registrant announced today that it has completed the acquisition of MWM Motores Diesel Ltda (MWM), a major Brazilian diesel engine producer. Purchase price was not disclosed. The company announced earlier in the day that it had reached agreement to acquire MWM, which produces a broad line of medium and high-speed diesel engines ranging from 50 to 310 horsepower. Although the transaction has been completed, CADE, the Brazilian anti-trust regulatory authority, will review the combination of the two companies. Only minimal synergies can be achieved prior to CADE approval.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated April 14, 2005	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
           Registrant

Date: April 14, 2005	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)